                                                                    Exhibit 4.02

     [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC OR NOMINEES OF DTC OR TO A SUCCESSOR OF DTC OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 306 AND 307 OF THE INDENTURE.

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY, OR ANY AFFILIATE OF THE COMPANY, WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) ONLY (A) TO THE COMPANY,
(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S

UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR", FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.

     THIS NOTE IS INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS (THE "UNITS"), EACH OF WHICH CONSISTS OF US$1,000 PRINCIPAL AMOUNT OF 14% SENIOR DISCOUNT NOTES DUE 2004 (THE "SECURITIES") OF OCCIDENTE Y CARIBE CELULAR S.A. (THE "ISSUER") AND FOUR WARRANTS (EACH, A "WARRANT") ENTITLING THE HOLDER THEREOF TO PURCHASE 5,709 SHARES OF CLASS B COMMON STOCK, PAR VALUE 1,000 PESOS PER SHARE, OF THE ISSUER. PRIOR TO THE CLOSE OF BUSINESS ON THE EARLIER OF (1) SEPTEMBER 5, 1996, (2) A CHANGE OF CONTROL (AS DEFINED IN THE INDENTURE RELATED HERETO (THE "INDENTURE")), AND (3) THE DATE ON WHICH THE EXCHANGE OFFER REGISTRATION STATEMENT (AS DEFINED IN THE INDENTURE) IS DECLARED EFFECTIVE. THIS NOTE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE WARRANTS.]**

- -------------

** Include Only For Initial Securities.

                                 [FACE OF NOTE]

                         OCCIDENTE Y CARIBE CELULAR S.A.

                    [Series B]* Senior Discount Note due 2004

                                                                       CUSIP [ ]

No. ____                                                           US$__________

                           OCCIDENTE Y CARIBE CELULAR S.A., a sociedad anonima
existing under the laws of the Republic of Colombia (the "Company," which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to ____________, or its registered assigns, the principal sum of ______________ dollars ($__________) on _________, 2004.

    [Initial Interest Rate:        14% per annum.]**
    [Interest Rate:                14% per annum.]*
    Interest Payment Dates:        March 15 and September 15, commencing
                                   September 15, 2001.

    Regular Record Dates:          March 1 and September 1.

                           Reference is hereby made to the further provisions of
this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                           THE ISSUANCE OF THE 14% SENIOR DISCOUNT NOTES HAS
BEEN APPROVED BY THE COLOMBIAN SUPERINTENDENCY OF CORPORATIONS (SUPERINTENDENCIA DE SOCIEDADES). SUCH APPROVAL DOES NOT IMPLY AN APPROVAL OF THE QUALITY OF THE 14% SENIOR DISCOUNT NOTES OR THE SOLVENCY OF THE COMPANY. THE 14% SENIOR DISCOUNT NOTES MAY NOT BE OFFERED OR SOLD IN THE REPUBLIC OF COLOMBIA.

- ---------------

*        Include only for Exchange Securities.
**       Include only for Initial Securities.

                           IN WITNESS WHEREOF, the Company has caused this Note
to be signed manually or by facsimile by its duly authorized officers.

Date: ______________________         OCCIDENTE Y CARIBE CELULAR S.A.

                                     By: _______________________________________
                                         Title:

                                     Attest: ___________________________________
                                             Title:

                (Form of Trustee's Certificate of Authentication)

This is one of the [Series B]* Senior Discount Notes due 2004 described in the within-mentioned Indenture.

                                       [______________________________________],
                                         as Trustee

                                       By: _____________________________________
                                           Authorized Signatory

- ---------------

*        Include only for Exchange Securities

                             [REVERSE SIDE OF NOTE]

                         OCCIDENTE Y CARIBE CELULAR S.A.

                    [Series B]* Senior Discount Note due 2004

1.  Principal and Interest.

                  The Company will pay the principal of this Note on March 15, 2004.

                  The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, [at the rate of 14% per annum (subject to adjustment as provided below)]** [at the rate of 14% per annum, except that interest accrued on this Note (or the predecessor Note hereto) pursuant to the second succeeding paragraph of this Section 1 for periods prior to the applicable Exchange Date (as such term is defined in the Registration Rights Agreement referred to below) will accrue at the rate or rates borne by the predecessor Note hereto from time to time during such periods pursuant to the Registration Rights Agreement as set forth below].*

                  Interest will be payable semiannually (to the holders of record of the Notes (or any predecessor Notes) at the close of business on the March 1 or September 1 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing September 15, 2001; provided that no interest shall accrue on the principal amount of this Note prior to March 15, 2001 and no interest shall be paid on this Note prior to September 15, 2001 except as provided in the next paragraph.

                  The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated June 7, 1996, between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated and ING Baring (U.S.) Securities, Inc. (the "Registration Rights Agreement"). In the event that either
(a) the Exchange Offer Registration Statement (as such term is defined in the Registration Rights Agreement) is not filed with the Securities and Exchange Commission on or prior to the 60th calendar day following the date of original issue of the Notes, (b) the Exchange Offer Registration Statement has not been declared effective on or prior to the 150th calendar day following the date of original issue of the Notes; (c) the Exchange Offer (as such term is defined in the Registration Rights Agreement) is not consummated on or prior to the 180th calendar day following the date of original issue of the Notes or, as the case may be, a Shelf Registration Statement (as such term is defined

- --------
*        Include only for Exchange Securities.
**       Include only for Initial Securities.

in the Registration Rights Agreement) is not declared effective on or prior to the 210th calendar day following the date of original issue of the Notes, or (d) the Exchange Offer Registration Statement or the Shelf Registration Statement is declared effective, but thereafter ceases to be effective or usable except as provided in Section 2(d)(ii) of the Registration Rights Agreement (each such event referred to in clause (a) through (d) above, a "Registration Default") interest (in addition to the accrual of original issue discount during the period ending March 15, 2001 and in addition to the interest otherwise due on the Notes after such date) will accrue on this Note at a rate of one-half of one percent per annum of the Accreted Value on the immediately preceding semiannual accrual date (for purposes of this paragraph, "semiannual accrual date" means each March 15 or September 15 of each year (or, if such immediately preceding March 15 or September 15 occurs before September 15, 1996 at a rate of one-half of one percent of the Accreted Value of this Note on June 7, 1996)) with respect to the first 90-day period following such Registration Default, and the amount of such additional interest will increase by an additional one-half of one percent per annum for each subsequent 90-day period until such Registration Default has been cured, payable in cash semiannually, in arrears, on March 15 and September 15 of each year; provided, however, that in no event shall the rate of such additional interest be more than one and one-half of one percent. Upon the cure of all applicable Registration Defaults, such additional interest shall cease to accrue.

                  Any and all payments made by the Company under this Note will be made free and clear of and without deduction for or on account of any and all present or future taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto imposed by the Republic of Colombia or any political subdivision thereof excluding any taxes, levies, imposts, deductions, charges or withholdings and all liability with respect thereto (i) resulting from the Holder having some connection with the Republic of Colombia or any political subdivision thereof other than the mere holding of or enforcement of or receipt of any payment with respect to such Note, (ii) the payment of which may be avoided by the Holder complying with any certification, declaration or other reporting requirement concerning the nationality, residence, identity or connection with any taxing authority of such Holder as the beneficial owner of such Note, (iii) that would not have been imposed but for the presentation (where presentation is required) of such Note for payment more than 30 days after the date such payment became due and payable or was duly provided for, whichever occurs later, (iv) in the nature of estate, inheritance, gift, sale, transfer, personal property or similar taxes or (v) imposed on or with respect to any payment by the Company to the Holder if such Holder is a fiduciary or partnership or person other than the sole beneficial owner of such payment to the extent such tax, levy, impost, deduction, charge or withholding would not have been imposed on a beneficiary or settlor with respect to such fiduciary, member of such partnership or the beneficial owner of such payment had such beneficiary, settlor, member or beneficial owner been the Holder of such Note (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being referred to collectively or individually as "Colombian Withholding Taxes"). If the Company is required by law to deduct any Colombian Withholding Taxes from or in respect of any sum payable under this Note, the sum payable hereunder shall be increased by the amount necessary so that after making all required deductions the Holder will receive an amount equal to the sum it would have received had no such deductions been made.

                  From and after March 15, 2001, interest on this Note will accrue from the most recent date to which interest has been paid [on this Note or the Note surrendered in Exchange herefor]* or, if no interest has been paid, from March 15, 2001; provided that, if there is no existing default in the payment of interest and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum equal to the rate of interest applicable to the Notes.

2.  Method of Payment.

                  The Company will pay interest (except Defaulted Interest) on the principal amount of the Notes on each March 15 and September 15 to the persons who are Holders (as reflected in the Security Register at the close of business on the March 1 and September 1 immediately preceding the Interest Payment Date), in each case, even if the Note is cancelled on registration of transfer or registration of exchange after such record date; provided that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Note to any Paying Agent on or after March 15, 2004.

                  The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, premium, if any, and interest by its check payable in such money. The Company may mail an interest check to a Holder's registered address (as reflected in the Security Register). The Company may also make any payment of monies required to be deposited with the Trustee on account of principal of, or premium, if any, or interest on, this Note by wire transfer in immediately available funds to an account designated by the Trustee on or before the date such monies are to be paid to the Holder. If a payment date is a date other than a Business Day, payment may be made on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

- --------
*        Include only for Exchange Securities.

3.   Priority of Concession Proceeds.

                  Prior to the Pledge Effective Date (as defined in the Indenture), the indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subject in right of payment to the prior payment in full of indebtedness under the Bank Facility to the extent of the Concession Proceeds (in each case, as defined in the Indenture). Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate in order to effectuate such provisions and (c) appoints the Trustee his attorney-in-fact for such purpose.

4.  Paying Agent and Registrar.

                  Initially, the Trustee will act as authenticating agent, Paying Agent and Registrar. The Company may change any authenticating agent, Paying Agent or Registrar upon written notice thereto. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-registrar.

5.  Indenture; Limitations.

                  The Company issued the Notes under an Indenture dated as of June 1, 1996 (the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

                  The Notes are general unsecured obligations of the Company. The Indenture limits the aggregate principal amount of the Notes to US$190,745,000.

6.  Redemption.

                  Mandatory Redemption. The Company will redeem 50% of the original aggregate principal amount at maturity of the Notes on March 15, 2003 at 100% of the principal amount thereof, together with accrued and unpaid interest to the redemption date, on a pro rata basis from the Holders of the Notes at the close of business on March 1, 2003.

                  Optional Redemption. The Notes may be redeemed at the election of the Company, in whole or in part, at any time and from time to time (i) before September 15, 2000 at 100% of the principal amount thereof, (ii) during the six months beginning September 15, 2000 at 107.5% of the Accreted Value thereof, and (iii) on or after March 15, 2000, at the following Redemption Prices (expressed in percentages of the principal amount), plus accrued interest to the Redemption Date, if any (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the applicable Interest Payment Date), if redeemed during the 12-month period beginning March 15 of each of the years set forth below:

                                                                       Principal
                Year                                                     Amount
                ----                                                   ---------
                2001 ....................................................107.0%
                2002 ....................................................103.5%
                2003 and thereafter......................................100.0%

                  Optional Redemption upon a Public Equity Offering. On or prior to March 15, 1999, the Company may redeem up to 33% of the original aggregate principal amount at maturity of the Notes, within 45 days after a Public Equity Offering, using the net proceeds of such sale, at a redemption price of 114% of the Accreted Value of Notes so redeemed; provided that no less than 67% of the original aggregate principal amount at maturity of the Notes remains outstanding.

                  Optional Redemption for Changes in Colombian Withholding Tax. The Notes may be redeemed at the election of the Company if, as a result of any change in, or amendment to, the laws (including any regulations promulgated thereunder) of Colombia (or any political subdivision or taxing authority thereof or therein), or any change in, or amendment to, any official position regarding the application or interpretation of such laws or regulations, which change or amendment is announced or becomes effective on or after the Issue Date, the Company has become or would be obligated to pay, on any date on which any amount would be payable under or with respect to the Securities, any Additional Amounts as a result of certain changes affecting Colombian Withholding Tax, then the Company may, at its option, redeem the Notes, as a whole but not in part, at any time at a redemption price equal to 100% of the Accreted Value thereof, together with accrued and unpaid interest thereon, if any, to the redemption date.

                  Notice of a redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's last address as it appears in the Security Register. Notes in original denominations larger than US$1,000 principal amount at maturity may be redeemed in part in integral multiples of US$1,000 principal amount at maturity. On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price.

7.  Repurchase upon a Change of Control.

                  Upon the occurrence of a Change in Control, each Holder shall have the right to require that the Company repurchase such Holder's Notes, in whole or in part, in integral multiples of $1,000 principal amount at final Maturity, at a purchase price in cash in an amount equal to 101% of the Accreted Value thereof, plus accrued interest (if any) to the date of purchase (the "Change of Control Purchase Price").

                  A notice of each Change in Control will be mailed within 15 days after such Change of Control occurs to each Holder at his last address as it appears in the Security Register. On and after the Change of Control Payment Date, interest ceases to accrue on Notes or portions of Notes surrendered for purchase by the Company, unless the Company defaults in the payment of the Change of Control Purchase Price.

8.  Denominations; Transfer; Exchange.

                  The Notes are in registered form without coupons, in denominations of $1,000 principal amount at maturity and multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption (except the unredeemed portion of any Note being redeemed in part). Also, it need not register the transfer or exchange of any Notes for a period of 15 days before a selection of Notes to be redeemed is made.

9.  Persons Deemed Owners.

                  A Holder may be treated as the owner of a Note for all purposes.

10.  Unclaimed Money.

                  If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

11.  Amendment; Supplement; Waiver.

                  Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount at final Maturity of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount at final Maturity of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, or inconsistency provided such change does not materially adversely affect the rights of any Holder.

12.  Restrictive Covenants.

                  The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries, among other things, to incur additional Indebtedness, grant Liens, make Restricted Payments, issue Capital Stock of Restricted Subsidiaries, use the proceeds from Asset Sales, engage in transactions with Affiliates, engage in Sale and Leaseback Transactions, engage in other businesses, restrict payments from Restricted Subsidiaries or merge, consolidate or transfer substantially all of its assets. At the end of each fiscal year, the Company must report to the Trustee on compliance with such limitations.

13.  Successor Persons.

                  When a successor person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.

14.  Defaults and Remedies.

                  The following events constitute "Events of Default" under the
Indenture: (a) default in the payment of any interest on any Note when it becomes due and payable and continuance of such default for a period of 30 days;
(b) default in the payment of the principal of or premium, if any, on any Note at its Maturity (upon acceleration, optional redemption, required purchase or otherwise); (c) default in the performance, or breach, of the covenant regarding consolidation, merger and sale of assets in Article Eight of the Indenture, the failure to make or consummate a Change of Control offer in accordance with
Section 1015 of the Indenture or the failure to make or consummate an Excess Proceeds Offer in accordance with Section 1016 of the Indenture; (d) default in the performance, or breach, of any covenant or warranty of the Company contained in the Indenture (other than a default in the performance, or breach, of a covenant or warranty which is specifically dealt with in clauses (a), (b) or (c) above) and continuance of such default or breach for a period of 30 days after written notice shall have been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the

Notes then outstanding; (e) (i) one or more defaults in the payment of principal of or premium, if any, on Indebtedness of the Company or any Subsidiary aggregating US$3,000,000 or more, when the same becomes due and payable at the stated maturity thereof, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived or (ii) Indebtedness of the Company or any Subsidiary aggregating US$3,000,000 or more shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled required prepayment prior to the stated maturity thereof); (f) any holder of any Indebtedness in excess of US$3,000,000 in the aggregate of the Company or any Subsidiary shall commence judicial proceedings, or take other action to foreclose on any assets of the Company or any Subsidiary that have been pledged to or for the benefit of such Person to secure such Indebtedness pursuant to the terms of any agreement or instrument evidencing any such Indebtedness of the Company or any Subsidiary or in accordance with applicable law subsequent to a default in the performance, or breach, of any covenant or warranty of the Company contained in any agreement or instrument evidencing any such Indebtedness; (g) one or more final judgments or orders shall be rendered against the Company or any Subsidiary for the payment of money, either individually or in an aggregate amount, in excess of US$3,000,000 and shall not be discharged and either (i) an enforcement proceeding shall have been commenced by any creditor upon such judgment or order and shall not have been stayed or
(ii) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, was not in effect; (h) the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company or any Subsidiary; or (i) the Company does not continue to be the holder of the Concession (provided that the pledge of the Concession as security under the Bank Facility shall not be deemed to be a transfer of the Concession) or the Concession to provide cellular service is not in full force and effect.

                  If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount at final Maturity of the Notes then outstanding may declare all the Notes to be immediately due and payable. If a bankruptcy or insolvency default with respect to the Company or any of its Subsidiaries occurs and is continuing, the Notes automatically become immediately due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in aggregate principal amount at final Maturity of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.

15.  Trustee Dealings with Company.

                  The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Company and its Affiliates as if it were not the Trustee.

16.  Authentication.

                  This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

17.  Abbreviations.

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

18.  Defeasance.

                  The Indenture contains provisions for defeasance, at any time, of the Indebtedness represented by this Note or the covenants governing the Indebtedness represented by this Note, upon compliance by the Company with certain conditions set forth in the Indenture.

                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Occidente y Caribe Celular S.A., Calle 50, No. 55-01, Medellin, Colombia, Attention:
Mauricio Campillo.

                            [FORM OF TRANSFER NOTICE]

                FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

_________________________________________________

_________________________________________________
(Please print or typewrite name and address including zip code of assignee)


_________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing


_________________________________________________
attorney to transfer such Note on the books of the Company with full power of substitution in the premises.

                     [THE FOLLOWING PROVISION TO BE INCLUDED
                               ON ALL CERTIFICATES
                       EXCEPT PERMANENT OFFSHORE PHYSICAL
                                  CERTIFICATES]

                In connection with any transfer of this Note occurring prior to the date which is the earlier of the date of an effective Registration Statement or June 7, 1999, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                   [Check One]

[ ](a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                       or

[ ](b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 307 of the Indenture shall have been satisfied.

Date: _______________________
                                                       ________________________
                                                       NOTICE: The signature to
                                                       this assignment must
                                                       correspond with the name
                                                       as written upon the face
                                                       of the within-mentioned
                                                       instrument in every
                                                       particular, without
                                                       alteration or any change
                                                       whatsoever.

Signature Guarantee:(1) _______________________________________
                        (signature must be guaranteed)

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

                The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:____________________________                ______________________________
                                                  NOTICE:  To be executed by an
                                                     executive officer

- --------
(1) Guarantor must be a member of the Securities Transfer Agents Medallion Program ("STAMP"), the New York Stock Exchange Medallion Signature Program ("MSP") or the Stock Exchange Medallion Program ("SEMP").

                       OPTION OF HOLDER TO ELECT PURCHASE

                If you wish to have this Note purchased by the Company pursuant to Section 1015 or Section 1016 of the Indenture, check the Box: [ ].

                If you wish to have a portion of this Note purchased by the Company pursuant to Section 1015 or Section 1016 of the Indenture, state the amount in original principal amount (must be an integral multiple of $1,000) below:

                                   $_________.


Date: _____________

Your Signature: _____________

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:(1) ________________________________________
                        (signature must be guaranteed)

- --------
(1) Guarantor must be a member of the Securities Transfer Agents Medallion Program ("STAMP"), the New York Stock Exchange Medallion Signature Program ("MSP") or the
        Stock Exchange Medallion Program ("SEMP").